Nixon Peabody LLP
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-1051
                                 (716) 263-1000
                               Fax: (716) 263-1600


                                  May 31, 2001




Choice One Communications Inc.
100 Chestnut Street
Rochester, New York  14604

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (Reg. No. 333-60350, the "Registration Statement") being filed by Choice One Communications Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the
Company's:

     (i) debt securities (the "Debt Securities"), consisting of senior debt securities, senior subordinated debt securities and junior subordinated debt securities;

     (ii)   common stock, $0.01 par value per share (the "Common Stock");

     (iii)  preferred stock, $0.01 par value per share (the "Preferred Stock");

     (iv)   stock purchase contracts;

     (v)    stock purchase units; and

     (v)    debt and equity warrants (the "Warrants");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $300,000,000.

         The Debt Securities may be issued pursuant to one or more Indentures to be entered into between the Company and The Bank of New York (collectively, the "Indentures"), the form of which have been filed as exhibits to the Registration Statement.

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         The Warrants may be issued pursuant to one or more Warrant Agreements between the Company and a bank or trust company as Warrant Agent.

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

         In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

         We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that the Indentures will be duly authorized, executed and delivered by all parties thereto other than the Company and that the Warrant Agreements will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to any Indenture or Warrant Agreement other than the Company. We have assumed that such agreements are or will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

         We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed with your permission and without any independent investigation that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

         Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and general equity principles (including limitations on the enforceability of a penalty), (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any

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equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct.

         Based upon such examination, we are of the opinion that:

         1. With respect to the Debt Securities, when (i) the applicable Indenture has been authorized, executed and delivered by the Company and The Bank of New York, as trustee, (ii) such Debt Securities have been specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the "Authorizing Body"), (iii) the Registration Statement has become effective under the Securities Act, (iv) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (vi) the Company has received the consideration provided for by the Authorizing Body, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         2. With respect to the Common Stock, when (i) specifically authorized for issuance by the Authorizing Body, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,
(iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for by the Authorizing Body and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

         3. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Body, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly

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established in conformity with the Company's  Certificate of  Incorporation  and
By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for by the Authorizing Body and such consideration per share is not less than the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid and non-assessable.

         4. With respect to the stock purchase contracts and stock purchase units (collectively, the "Stock Purchase Securities") and any Common Stock issuable pursuant to the terms of the Stock Purchase Securities, when (i) specifically authorized for issuance by the Authorizing Body, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Stock Purchase Securities been duly authorized, executed and delivered as applicable, (iv) the terms of the terms of the Stock Purchase Securities and the terms of their sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Stock Purchase Securities issued and sold as contemplated by the Registration Statement, (vi) the Common Stock issuable pursuant to the terms of the Stock Purchase Securities have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and (vii) the Company has received the consideration provided for by the Authorizing Body for the Stock Purchase Securities and, before their issuance pursuant to the terms of the Stock Purchase Securities, the Common Stock (which consideration per share for the Common Stock is not less than the par value per share of the Common Stock), the Stock Purchase Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and the Common Stock, when issued in accordance with the terms of such Stock Purchase Securities, will be validly issued, fully paid and non-assessable.

         5. With respect to the Warrants and any securities issuable upon the exercise of the Warrants, when (i) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (ii) such Warrants have been specifically authorized for issuance by the Authorizing Body, (iii) the Registration Statement has become effective under the Securities Act, (iv) the terms of the Warrants and any securities issuable upon the exercise of the Warrants and of the terms of their issuance and sale have been duly established in conformity with the Warrant Agreement and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration

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Statement, (vi) any securities issuable upon the conversion of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and (vii) the Warrants have been exercised in accordance with their respective terms and the Company has received the consideration provided for by the Authorizing Body (which consideration, if the securities underlying the Warrants are Common Stock or Preferred Stock, is not less per share of the Common Stock than the par value per share of the Common Stock), the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and the securities underlying such Warrants will be validly issued, fully paid and non-assessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities, Common Stock, Preferred Stock, Stock Purchase Securities and Warrants while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Nixon Peabody LLP


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